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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                     FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) February 6, 2001
                                                --------------------------------


                             The Liberty Corporation
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               (Exact name of Registrant as Specified in Charter)


       South Carolina               1-5846                        57-0507055
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(State or Other Jurisdiction     (Commission File               (IRS Employer
     of Incorporation)                Number)                Identification No.)


2000 Wade Hampton Boulevard, Greenville, SC                             29615
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code          (864) 609-8256
                                                  ------------------------------

                                      n/a
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         (Former Name or Former Address, if Changed Since Last Report)




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ITEM 9. REGULATION FD DISCLOSURE.

[LIBERTY CORPORATION LETTERHEAD]

For Further Information:   Howard Schrott (864) 609-4370


                            THE LIBERTY CORP. REPORTS
                       FOURTH QUARTER AND YEAR-END RESULTS


GREENVILLE, S.C., Feb. 6, 2001 -- The Liberty Corp. (NYSE: LC) today reported financial results for fourth quarter and full year ended December 31, 2000. After the sale of its insurance operations and the completion of the acquisition of Civic Communications, Liberty's sole operating subsidiary, Cosmos Broadcasting, currently operates 15 network-affiliated television stations.

         For the year ended December 31, 2000, net revenue increased 13 percent to $173.7 million compared with $154.0 million for the prior year. On a same station basis, net revenue increased 5 percent in 2000. Same station results reflect the results of stations operated the entire period during both 2000 and 1999. Broadcast cash flow increased 11 percent to $75.5 million compared with $67.8 million for the prior year. Same station broadcast cash flow increased 3 percent in 2000.

         For the quarter ended December 31, 2000, net revenue was $49.4 million, up 20 percent compared with net revenue of $41.1 million in the prior year. On a same station basis, net revenue increased 8 percent in the fourth quarter of 2000 compared with the prior-year period. Broadcast cash flow for the fourth quarter of 2000 increased 24 percent to $23.2 million compared with $18.6 million for the prior-year fourth quarter. Same station broadcast cash flow increased 11 percent for the same period.

         Broadcast cash flow is defined as operating income plus depreciation and amortization, non-cash compensation, corporate cash expenses, and non-recurring expenses. Broadcast cash flow is a measurement used by both management and the analyst community to evaluate the operating performance of media properties.

         "The Liberty Corporation continues its transformation to a pure play media company," commented Hayne Hipp, Chief Executive Officer of Liberty. "Although not widely recognized, Liberty has over a 70-year history of superior broadcast operations, and today's results are evidence of the same. Moving forward, we will execute on our often-stated vision of branching out as we see opportunities in broadcasting as well as a variety of other synergistic forms of media."
                                     -MORE-



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         A major group broadcaster, Liberty, through its operating subsidiary,
Cosmos Broadcasting, owns fifteen network-affiliated television stations, including eight NBC affiliates (WALB-TV, Albany, Ga.; KCBD-TV, Lubbock, Tx; WAVE-TV, Louisville, Ky.; WIS-TV, Columbia, S.C.; WSFA-TV, Montgomery, Ala.; WFIE-TV, Evansville, Ind.; KPLC-TV, Lake Charles, La.; and WLBT-TV, Jackson, Miss.); five ABC affiliates (KAIT-TV, Jonesboro, Ark.; WLOX-TV, Biloxi, Miss.; WWAY-TV, Wilmington, N.C; KLTV-TV, Tyler, Tx; and KTRE-TV, the satellite affiliate of KLTV in Lufkin, Tx); and two CBS affiliates (KGTB-TV, Harlingen, Tx; and WTOL-TV, Toledo, Ohio). In addition, Cosmos owns CableVantage Inc., a cable advertising sales subsidiary; Take Ten productions, a video production facility; and Broadcast Merchandising Company, a professional broadcast equipment dealership.


         Cosmos has operational partnerships and equity positions in WorldNow, the leading provider of Internet technology solutions for local media companies, MyWeather, developer of innovative technologies to provide personalized weather on the web and iBlast, the nation's largest wireless data broadcast distribution network that provides a fast, cost-effective "last mile" solution for content providers and consumers.


         The live broadcast of The Liberty Corporation's year-end conference call will begin today at 2:00 p.m. Eastern Time. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through March 6, 2001. A link to these events can be found at the Company's website: www.LibertyCorp.com.

Forward-Looking Statements

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward looking information, forward looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future developments, or otherwise.

                                     -MORE-

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                             THE LIBERTY CORPORATION
                          Income Statement Information

                                                         Three Months Ended                      Year Ended
                                                            December 31,                         December 31,
                                                   --------------------------------    --------------------------------
(In 000's, except per share data)                      2000              1999              2000               1999
                                                   -------------     --------------    -------------     --------------
                                                              Unaudited
REVENUES
  Station revenues (net of commissions)            $    46,447       $     38,150      $   161,184       $    144,044
  Cable advertising and other revenues                   2,949              2,994           12,488              9,956
                                                   -------------     --------------    -------------     --------------
   Net revenues                                         49,396             41,144          173,672            154,000
                                                   -------------     --------------    -------------     --------------

                    EXPENSES
Operating expenses                                      27,398             21,021           95,564             80,390
Amortization of program rights                           1,060              1,478            5,852              5,855
Depreciation and amortization of intangibles             6,233              4,302           21,097             16,770
Corporate, general, and administrative expenses          4,213              1,913           12,238              8,200
                                                   -------------     --------------    -------------     --------------
   Total operating expenses                             38,904             28,714          134,751            111,215

Operating income                                        10,492             12,430           38,921             42,785

Net investment income                                    4,680              1,285           16,696              2,663
Interest expense                                         1,661              3,880           14,366             15,085
                                                   -------------     --------------    -------------     --------------
Income from continuing operations before income
   taxes                                                13,511              9,835           41,251             30,363
Provision for income taxes                               4,808              3,457           16,256             11,592
                                                   -------------     --------------    -------------     --------------
Income from continuing operations                        8,703              6,378           24,995             18,771
Income from discontinued operations (net of              2,502              5,395           28,563             25,798
   taxes)
                                                   -------------     --------------    -------------     --------------
    NET INCOME                                     $    11,205       $     11,773      $    53,558       $     44,569
                                                   =============     ==============    =============     ==============

DILUTED EARNINGS PER SHARE:
Diluted earnings per common share from
   continuing operations                                 $0.44              $0.33            $1.27              $0.92
Diluted earnings per common share from
   discontinued operations                                0.13               0.26             1.45               1.33
                                                   -------------     --------------    -------------     --------------
Diluted earnings per common share                        $0.57              $0.59            $2.72              $2.25
                                                   =============     ==============    =============     ==============

Weighted average common dilutive shares                 19,725             19,352           19,721             19,878
Actual common and common equivalent shares
   outstanding at end of period                         19,358             19,937           19,358             19,937

RECONCILIATION OF OPERATING INCOME TO ADJUSTED BROADCAST CASH FLOW

Operating income per income statement              $    10,492       $    12,430       $    38,921       $     42,785
One time charges (1)                                     2,263                --             3,198                 --
                                                   -------------     --------------    -------------     --------------
            Adjusted operating income                   12,755            12,430            42,119             42,785
Add:
  Depreciation and amortization                          6,233             4,302            21,097             16,770
  Non-cash compensation                                      1               114             1,211                256
                                                   -------------     --------------    -------------     --------------
               Operating cash flow                 $    18,989            16,846            64,427             59,811
  Corporate cash expenses                                4,215             1,800            11,028              7,946
                                                   -------------     --------------    -------------     --------------
               Broadcast cash flow                 $    23,204       $    18,646       $    75,455       $     67,757
                                                   =============     ==============    =============     ==============

(1) Adjusted to exclude charges in 2000 related to the phase-out and winding up of the Company's direct mail operations

                                      -END-


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE LIBERTY CORPORATION


                                   By: /s/ Martha Williams
                                      ------------------------------------------
                                        Name:  Martha Williams
                                        Title: Vice President, General Counsel
                                               and Secretary

February 6, 2001